Exhibit g.(vi)

                                                       [CIGNA LOGO APPEARS HERE]
To:   John Cronin, State Street Bank and Trust Company CIGNA Retirement &
                                                       Investment Services
From: Al Bingham, CIGNA Funds

Date: August 22, 2003

Re: Price Source Authorization

Reference is made to the Custodian Agreements between the CIGNA Funds ("Funds") (named in the attachment) and State Street Bank and Trust Company. Capitalized terms used in this Price Source Authorization or in any attachment or supplement shall have the meanings provided in the Custodian Agreement unless otherwise specified. Pursuant to the Custodian Agreement, the Funds hereby direct State Street to calculate the net asset values ("NAV") of the Funds, in accordance with the terms of the Funds' currently effective Prospectuses. State Street will perform the NAV calculations subject to the terms and conditions of the Custodian Agreement and this Authorization.

The Funds hereby authorizes State Street to use the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for prices of assets in calculating the net asset values of the Funds. The Funds understand that State Street does not assume responsibility for the accuracy of the quotations provided by the specified pricing sources and that State Street shall have no liability for any incorrect data provided by the pricing sources specified by the Funds, except as may arise from State Street's lack of reasonable care in performing agreed upon tolerance checks as to the data furnished and calculating the net asset value of the Funds in accordance with the data furnished to State Street. The Funds also acknowledge that prices supplied by the Funds or an affiliate may be subject to approval of the Fund's Board and are not the responsibility of State Street.

The Funds agree to indemnify and hold State Street harmless from any claim, loss or damage arising as a result of using prices furnished by any specified pricing source.

State Street agrees that written notice of any change in the name of any specified pricing source will be sent to the Funds as such information is available to State Street.

Kindly acknowledge your acceptance of the terms of this letter in the space provided below.

The foregoing terms are hereby accepted:

CIGNA Funds (named in the attachment)

By: /s/ Alfred A. Bingham III
   -----------------------------------

Title:   Vice President and Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ John M. Cronin
   -----------------------------------

Title:   Vice President

Authorization Matrix to be attached to Price Source Authorization Dated August 22, 2003

Client: CIGNA FUNDS GROUP, CIGNA VARIABLE PRODUCTS GROUP, CIGNA HIGH INCOME
        SHARES, CIGNA INVESTMENT SECURITIES, VP LLC FUNDS

                                                         Primary            Secondary       Tertiary        Fourth
Security Type                                            Source              Source          Source         Source
                                                   -------------------   --------------   ------------   ------------

Equities

               U.S. Listed Equities (NYSE, AMEX)   Bridge/Reuters
               U.S. OTC Equities (NASDAQ)          Bridge/Reuters
               Foreign Equities                    Bridge/Reuters
               Listed ADR's                        Bridge/Reuters

Fixed Income

               Municipal Bonds                     JJ Kenny              FT Interactive
               U.S. Treasuries and Agencies        FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
               High Yield                          FT Interactive        Reuters (EJV)    TES            Bear Stearns
               MBS and ABS                         FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
               Corporates                          FT Interactive        Reuters (EJV)    Lehman Index   Bear Stearns
               Eurobonds/Foreign Bonds             FT Interactive        FRI

Money Market

               Discounted instruments              State Street Matrix
               Intrest bearing instruments         Bloomberg
               Variable Rate Notes                 FT Interactive
Other Assets

               Options                             Bridge/Reuters
               Futures                             Bridge/Reuters
               Non-listed ADR's                    FT Interactive        FRI

Exchange Rates                                     Bridge/Reuters

Forward Points                                     Bridge/Reuters

                                                           Manual
                                                           Back-up          Pricing   Pricing Default      Valuation
Security Type                                              Source            Logic         Logic             Point
                                                    ---------------------   -------   ---------------   ---------------

Equities

               U.S. Listed Equities (NYSE, AMEX)    Bloomberg/Client         Last         Bid           U.S. Mkt. Close
               U.S. OTC Equities (NASDAQ)           Bloomberg/Client         NOCP         Bid           U.S. Mkt. Close
               Foreign Equities                     Reuters                  Last         Bid           U.S. Mkt. Close
               Listed ADR's                         Bloomberg/Client         Last         Bid           U.S. Mkt. Close

Fixed Income

               Municipal Bonds                      Bloomberg/Client         Bid                        U.S. Mkt. Close
               U.S. Treasuries and Agencies         Bloomberg/Client         Bid                        U.S. Mkt. Close
               High Yield                           Bloomberg/Client         Bid                        U.S. Mkt. Close
               MBS and ABS                          Bloomberg/Client         Bid                        U.S. Mkt. Close
               Corporates                           Bloomberg/Client         Bid                        U.S. Mkt. Close
               Eurobonds/Foreign Bonds              Bloomberg/Client         Bid                        U.S. Mkt. Close

Money Market

               Discounted instruments               Goldman/Bloom./Client    Bid                        U.S. Mkt. Close
               Intrest bearing instruments          Goldman Sachs/ClieBid    Bid                        U.S. Mkt. Close
               Variable Rate Notes                  Blmberg/Gldmn/ClieBid    Bid                        U.S. Mkt. Close
Other Assets

               Options                              Bloomberg/Client         Last         Bid           U.S. Mkt. Close
               Futures                              Bloomberg/Client         Last         Bid           U.S. Mkt. Close
               Non-listed ADR's                     Bloomberg/Client         Bid                        U.S. Mkt. Close

Exchange Rates                                      Bloomberg/Client         Last         Bid           U.S. Mkt. Close

Forward Points                                      Bloomberg/Client         Last         Bid           U.S. Mkt. Close

Price Source and Methodology Authorization
State Street performs a Data Quality review process as specified in the Sources Status Pricing Matrix on the NAVigator Pricing System which specifies pricing tolerance thresholds, index and price aging details.

TES: S&P Premiun Pricing Service
FRI: FRI Corporation' Securities Evaluation Service (SVS)
Reuters (EJV): Formerly Bridge

  Authorized by:/s/ Alfred A. Bingham III                               Accepted by:/s/ John M. Cronin
                ---------------------------------------------                       -----------------------------------------

CIGNA Funds Group                                                     CIGNA Variable Products Group
          8713 Money Market Fund                                               1004 Times Square VP S&P 500 Index Fund
          8716 Large Cap Growth/Morgan Stanley Fund                            8715 TimesSquare VP Money Market Fund
          8717 Large Cap Value/John A. Levin Fund                              8723 TimesSquare VP Core Plus Bond Fund
          8718 Balanced Fund (sub-advised by Wellington Management)   VP LLC Funds
          8719 Small Cap Growth/TimesSquare Fund                               8728 TimesSquare VP Government Money Market Fund, LLC
          8720 Small Cap Value/Berger Fund                                     8719 Times Square VP Mortgage Backed Securities Fund,
          8721 International Blend/Bank of Ireland Fund                             LLC
          8722 S&P 500 Index Fund                                     Closed End Funds
          8724 Core Plus Fixed Income Fund                                     1011 CIGNA Hiogh Income Shares
                                                                               8701 CIGNA Investment Securities, Inc.